Exhibit 10.1

SECURITY AGREEMENT

Date: September 19, 2007

The undersigned (herein, whether one or more in number, referred to as “Debtor” and which, if two or more in number, shall be jointly and severally bound) with an address as it appears with the signature below, hereby agree(s) in favor of CITIBANK, N.A., a national association having its principal office at One Court Square, Long Island City, New York 11120 (herein referred to as “Secured Party”), as follows:

1.	Security Interest.

(a) Grant of Security. As security for the Obligations (as defined in Section 1(b) below), Debtor hereby grants to Secured Party a first priority security interest in all of Debtor’s right, title and interest, whether now existing or hereafter arising or acquired, in and to the Pledged Notes described on Schedule A hereto together with all Proceeds and products thereof, all substitutions and replacements thereof and any supporting obligations and products and proceeds thereof (the “Collateral”). The Lender acknowledges that (a) the Pledged Notes arise from time to time in connection with transactions by which the Company provides financings to third parties, which Pledged Notes are ultimately sold to a special purpose entity affiliated with the Company for further negotiation and transfer under the Master Agreement (as defined in the Master Note) and (b) upon delivery and acceptance by the custodian under the Master Agreement all security interest rights of the Lender with respect to the Collateral shall immediately terminate. For purposes herein, the “Pledged Notes” shall mean each promissory note or other evidence of indebtedness issued from time to time pursuant to the Master Agreement.

(b) Security for Obligations. This Security Agreement secures the payment of all now existing or hereafter arising obligations of Debtor to Secured Party, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise under the Master Note, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding (all such obligations being the “Obligations”).

(c) Debtor Remains Liable. This Security Agreement shall not affect Debtor’s liability to perform all of its duties and obligations under the transactions giving rise to the Obligations. The exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the transactions giving rise to the Obligations, which shall remain unchanged as if this Security Agreement had not been executed. Secured Party shall not have any obligation or liability under the transactions giving rise to the Obligations by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Continuing Agreement. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

2.	Debtor’s Title; Liens and Encumbrances.

Debtor represents and warrants that Debtor is, or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, or has rights in or the power to transfer the Collateral, which is free from any and all liens, security interests, encumbrances and claims. Debtor will not create, assume or permit to exist any such lien, security interest, encumbrance or claim on or against the Collateral except as permitted by this Security Agreement or as contemplated by the Master Agreement, and Debtor will promptly notify Secured Party of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

3.	Representations and Warranties;

Location of Collateral and Records;

Business and Trade Names of Debtor.

(a) Debtor represents and warrants to Secured Party as follows: Debtor’s correct legal name is that indicated on the signature page of this Security Agreement and on Schedule 1 annexed hereto; the state of Debtor’s incorporation or organization is that indicated on Schedule 1 annexed hereto; Debtor has no place of business, offices where Debtor’s books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule I annexed hereto. Debtor shall promptly notify Secured Party of any change in the foregoing representation; provided, however, that without providing at least thirty (30) days prior written notice to Secured Party, Debtor shall not change its legal name, state of organization or chief executive office. Debtor shall at all times maintain its records as to the Collateral at its chief place of business at the address referred to on Schedule I and at none other. Debtor further covenants that, except for Collateral delivered to Secured Party or an agent for Secured Party or as contemplated by the Master Agreement, Debtor will not store, use or locate any of the Collateral at any place other than as listed on Schedule I annexed hereto.

(b) Debtor currently uses, and during the last five years has used, no business or trade names, except as set forth on Schedule I annexed hereto. Debtor shall promptly notify Secured Party, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by Debtor for billing purposes.

(c) The Collateral is now and will be used in Debtor’s business and not for personal, family, household or farming use.

(d) Debtor has paid and will continue to pay or otherwise provide for the payment when due, of all taxes, assessments or contributions required by law which have been or may be assessed or levied against Debtor, whether with respect to any of the Collateral, to any wages or salaries paid by Debtor, or otherwise, and will deliver satisfactory proof of such payment to Secured Party on demand.

(e) The grant of the security interest in the Collateral is effective to vest in Secured Party a valid first priority security interest, superior to the rights of any person in and to the Collateral as set forth herein.

(f) Except as contemplated by the Master Agreement, Debtor has not entered into a control agreement in favor of any party, except Secured Party, with respect to Collateral constituting deposit accounts or investment property, nor has Debtor executed in favor of any party, except Secured Party, an assignment of proceeds of any Collateral constituting letter of credit rights or granted to any party, except Secured Party, control pursuant to Section 9-105 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) of any Collateral constituting electronic chattel paper; and

(g) All inventory, goods and merchandise purchased or manufactured by or on behalf of Debtor, the sale of which gives rise to an account, has been manufactured in conformity with all federal, local and state laws, including the Fair Labor Standards Act and all applicable federal, state and local statutes dealing with the control, shipment, storage or disposal of hazardous materials.

4.	Perfection of Security Interest.

Debtor shall execute all such financing statements pursuant to the UCC or other notices appropriate under applicable law, including the Federal Assignment of Claims Act and any state motor vehicles registration statute, as Secured Party may require, each in form satisfactory to Secured Party. Debtor also shall pay all filing or recording costs with respect thereto, and all costs of filing or recording this Security Agreement or any other agreement or document executed and delivered pursuant hereto or to the Obligations (including the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by Secured Party to be necessary or desirable. Debtor authorizes Secured Party to (i) file any Uniform Commercial Code financing statements or amendments thereto without the signature of Debtor or by signing of Debtor’s name to any such financing statements as its attorney-in-fact, in jurisdictions in which Secured Party is unable to file financing statements or amendments without Debtor’s signature; (ii) file a photographic or other reproduction of this Security Agreement as a financing statement, (iii) file notices of assignment pursuant to the Federal Assignment of Claims Act, (iv) file applications for certificates of title or (v) take all other action which Secured Party may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

Debtor authorizes Secured Party to file one or more financing statements with broader collateral descriptions than that provided in this Security Agreement. Debtor also authorizes Secured Party to file any financing statements that contain any information required by Part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement, including whether the Debtor is an organization, the type of organization, and any organization identification number issued to the Debtor. The Debtor shall also furnish any such information to Secured Party promptly upon request. Debtor also ratifies its authorization for Secured Party to have filed one or more financing statements or amendments thereto if filed prior to the date of this Security Agreement.

5.	General Covenants.

Debtor shall:

(a) furnish Secured Party from time to time, at Secured Party’s request, written statements and schedules further identifying and describing the Collateral in such detail as Secured Party may reasonably require;

(b) advise Secured Party promptly, in sufficient detail, of any substantial change in the Collateral or of the occurrence of any event which would adversly affect the value of the Collateral or Secured Party’s security interest therein;

(c) comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to Debtor or any Collateral or to the operation of Debtor’s business except where the failure to comply (i) is non-material and (ii) has no effect on the value of the Collateral or on the ability of Secured Party to exercise its rights and remedies hereunder;

(d) perform and observe all covenants, restrictions and conditions contained in any agreement or document executed in connection with the Obligations as though the same were fully set forth in this Security Agreement;

(e) promptly execute and deliver to Secured Party such further agreements or other instruments and take such further action from time to time as Secured Party may deem necessary to perfect, protect or enforce its security interests in the Collateral or otherwise to effect the intent of this Security Agreement;

(f) keep or cause to be kept the Collateral in good working order and marketable condition, ordinary wear and tear excepted;

(g) insure the Collateral against loss or damage by fire or other hazards, and extended coverage, theft, burglary, bodily injury and such other risks, with such companies and in such amounts, as is reasonably required by Secured Party at any time;

(h) use the Collateral for lawful purposes only in conformity with all laws, rules and regulations;

(i) allow Secured Party and its agents, at all reasonable times, to inspect any of the Collateral and to examine and make extracts from Debtor’s books and records relating to the Collateral; and

(j) not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber or otherwise dispose of or abandon, any part or all of the Collateral, without the express prior written consent of Secured Party, except for the sale from time to time in the ordinary course of business of Debtor of such items of Collateral as may constitute part of the business inventory of Debtor, or as may be contemplated by the Master Agreement.

6.	Collateral Covenants.

Further, to insure the attachment, perfection and first priority of and the ability of Secured Party to enforce Secured Party’s security interest in the Collateral, the Debtor agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following property insofar as such property constitutes Collateral:

(a) Instruments, Promissory Notes, Documents and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any instruments, promissory notes, documents or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. The Debtor shall not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

(b) Deposit Accounts. For each deposit account that Debtor at any time opens or maintains, the Debtor shall, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause the depositary bank to agree to comply at any time with instructions from Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor, or (ii) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw funds from such deposit account. The provisions of this subparagraph shall not apply to (x) any deposit account for which Debtor, the depositary bank and Secured Party have entered into a cash collateral agreement specially negotiated among Debtor, the depositary bank and Secured Party for the specific purpose set forth therein, and (y) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s salaried employees.

(c) Investment Property. If Debtor shall at any time hold or acquire any certificated securities, Debtor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of Debtor or such nominee, or (ii) arrange for Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, financial assets or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor shall immediately notify Secured Party thereof and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either (x) cause such securities intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or financial assets or other investment property, without the further consent of Debtor or such nominee, or (y) in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of Secured Party, to exercise rights to withdraw or otherwise deal with such investment property.

(d) Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, Debtor shall promptly notify Secured Party thereof and, if requested by Secured Party, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without the further consent of Debtor.

(e) Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquires an interest in any electronic chattel paper, Debtor shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may request to vest in Secured Party control, under Section 9-105 of the UCC, of such electronic chattel paper.

(f) Letter of Credit Rights. If Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for Secured Party to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied in reduction of the Obligations, or to be held as Collateral, as Secured Party in its sole discretion shall deem appropriate.

(g) Commercial Tort Claims. If Debtor shall at any time hold or acquire a commercial tort claim, Debtor shall immediately notify Secured Party in a writing signed by Debtor of the details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

7.	Assignment of Insurance.

At or prior to the date hereof, Debtor shall deliver to Secured Party certificates of the issuing companies with respect to all policies of insurance owned by Debtor covering or in any manner relating to the Collateral, in form and substance satisfactory to Secured Party, naming Secured Party as an additional insured party as its interests may appear with respect to liability coverage and as loss payee with respect to property and extended insurance coverage, and indicating that no such policy will be terminated, or reduced in coverage or amount, without at least thirty (30) days prior written notice from the insurer to Secured Party. Debtor hereby assigns to Secured Party all sums, including returned or unearned premiums, which may become payable under or in respect of any such policy of insurance, and Debtor hereby directs each insurance company issuing any such policy to make payment of sums directly to Secured Party. Debtor hereby appoints Secured Party as Debtor’s attorney-in-fact with authority to endorse any check or draft representing any such payment and to execute any proof of claim, subrogation receipt and any other document required by such insurance company as a condition to or otherwise in connection with such payment, and upon the occurrence of any Event of Default, to cancel, assign or surrender any such policies. All such sums received by Secured Party shall be applied by Secured Party to satisfaction of the Obligations or, to the extent that such sums represent unearned premiums in respect of any policy of insurance on the Collateral refunded by reason of cancellation, toward payment for similar insurance protecting the respective interests of Debtor and Secured Party, or as otherwise required by applicable law.

8.	Fixtures.

Except to the extent that fixtures are included in the description of the Collateral in Schedule A hereto, it is the intent of Debtor and Secured Party that none of the Collateral is or shall be regarded as fixtures, as that term is used or defined in Article 9 of the UCC, and Debtor represents and warrants that it has not made and is not bound by any lease or other agreement which is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, Debtor will, upon request, furnish Secured Party with a disclaimer or subordination in form satisfactory to Secured Party of the holder of any interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having interest in, and a general description of, such real estate.

9.	Collections.

(a) Except as otherwise provided herein, Debtor may collect all checks, drafts, cash or other remittances (i) in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, (ii) in payment of any Collateral sold, transferred, leased or otherwise disposed of, or (iii) in payment of or on account of its accounts, contracts, notes, drafts, acceptances and all other forms of obligations relating to any of the Collateral so sold, transferred, or leased or otherwise disposed of. All of the foregoing amounts so collected after the occurrence of an Event of Default shall be held in trust by Debtor for and as the property of Secured Party, and shall not be commingled with other funds, money or property of Debtor.

(b) Upon the request of Secured Party, Debtor will immediately upon receipt of all such checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral or in payment for any Collateral sold, transferred, leased or otherwise disposed of, deliver any such items to Secured Party accompanied by a remittance report in form supplied or approved by Secured Party. Debtor shall deliver such items in the same form received, endorsed or otherwise assigned by Debtor where necessary to permit collection of such items.

(c) Upon the request of Secured Party, Debtor will promptly notify Secured Party in writing of the return or rejection of any goods represented by any accounts, contract rights or general intangibles and Debtor shall forthwith account therefor to Secured Party in cash without demand or notice. Until such payment has been received by Secured Party, Debtor will receive and hold all such goods separate and apart, in trust for and subject to the security interest in favor of Secured Party, and Secured Party is authorized to sell, for Debtor’s account and at Debtor’s sole risk, all or any part of such goods.

(d) In its discretion, Secured Party may, upon the occurrence of an Event of Default, in its name or Debtor’s or otherwise, notify any account debtor or obligor of any account, contract, instrument, chattel paper or general intangible or the securities intermediary of any Collateral consisting of investment property or the custodian of any Collateral consisting of deposit accounts or electronic chattel paper or the issuer of any letters of credit subject to the control of Secured Party included in the Collateral to make payment to Secured Party.

(e) All of the foregoing remittances shall be applied and credited by Secured Party in accordance with the provisions of Section 11(c) of this Security Agreement.

10.	Events of Default.

The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) by Debtor under this Security Agreement: (a) if a “Default” or “Event of Default” shall occur under the Master Note; (b) in the event of loss, theft, substantial damage to or destruction of any Collateral, or the making or filing of any lien, levy, or execution on, or seizure, attachment or garnishment of, any of the Collateral; (c) if the usual business of any of the Obligors shall be terminated or suspended; (d) if any proceedings, procedure or remedy supplementary to or in enforcement of judgment shall be commenced against, or with respect to any property of, any of the Obligors and shall remain undismissed for a period of 60 days; or (e) if any petition or application to any court or tribunal, at law or in equity, be filed by or against any of the Obligors for the appointment of any receiver or trustee for any of the Obligors or any part of the property of any of them and if instituted against any Obligor shall remain undismissed for a period of 60 days.

11.	Rights and Remedies.

(a) In the event of the occurrence and continuance of any Event of Default, Secured Party shall at any time thereafter have the right, with or without (to the extent permitted by applicable law) notice to Debtor, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and generally to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, Debtor agrees that Secured Party shall have the right to sell, lease, license, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Secured Party in its sole discretion may deem advisable, and Secured Party shall have the right to purchase at any such sale; and, if any Collateral shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, Secured Party shall have the right, at its sole option and discretion, and at Debtor’s sole cost and expense, to do such rebuilding, repairing, preparation, processing or completion of manufacturing, for the purpose of putting the Collateral in such saleable or disposable form as it shall deem appropriate. At Secured Party’s request, Debtor shall assemble the Collateral and make it available to Secured Party at places which Secured Party shall select, whether at Debtor’s premises or elsewhere, and make available to Secured Party, without rent, all of Debtor’s premises and facilities for the purpose of Secured Party’s taking possession of, removing or putting the Collateral in saleable or disposable form. If any of the Collateral consists of motor vehicles, Secured Party may use Debtor’s license plates.

(b) Any such sale, lease, license, or other disposition of Collateral may be made without demand for performance or any notice of advertisement whatsoever except where an applicable statute requires reasonable notice of sale or other disposition. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days’ prior written notice by ordinary mail, postage prepaid of the time and place of any public sale or of the time at which any private sale or other intended disposition is to be made constitutes reasonable notice, unless a shorter period of time is permitted under the UCC. Notwithstanding the foregoing, if any of the Collateral is perishable and may be materially diminished in value during such ten day period, Secured Party shall provide Debtor with such shorter notice as it deems reasonable under the circumstances.

(c) The proceeds of any such sale, lease, license, or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the reasonable attorneys’ fees and legal expenses incurred by Secured Party, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which Secured Party shall account to Debtor for any surplus proceeds. If, upon the sale, lease, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Secured Party is legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the rate prescribed in the agreements giving rise to the Obligations, and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Secured Party arising out of the repossession, removal, retention or sale of the Collateral.

(d) In addition to the foregoing rights, in the event of the occurrence and continuance of any Event of Default, Secured Party may deliver a notice of exclusive control under any control agreement specifying that Secured Party has the exclusive right to give entitlement orders with respect to investment property covered by such control agreement or to otherwise direct the disposition of any deposit account subject to a control agreement or any electronic chattel paper or letter of credit rights controlled by Secured Party. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may disclaim any warranties of title or the like.

(e) To the extent that applicable law imposes a duty on Secured Party to exercise any remedy in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this subparagraph is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this subparagraph. Without limitation upon the foregoing, nothing contained in this subparagraph shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this subparagraph, SECURED PARTY SHALL HAVE NO DUTY OR OBLIGATION TO EXERCISE ANY OF THE AFORESAID RIGHTS AND REMEDIES AND SHALL NOT BE RESPONSIBLE FOR ANY FAILURE TO DO SO, FOR ANY DELAY IN DOING SO OR FOR ANY LOSS IN THE VALUE OF THE COLLATERAL RESULTING FROM SECURED PARTY’S ACTION OR INACTION.

12.	Costs and Expenses.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Secured Party, in connection with the filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral and Secured Party’s security interest therein, or in defending or prosecuting any actions or proceedings arising out of or related to the transaction to which this Security Agreement relates, shall be paid by Debtor on demand. Until so paid, all such amounts shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the agreements giving rise to the Obligations.

13.	Power of Attorney.

Debtor authorizes Secured Party and does hereby make, constitute and appoint Secured Party, and any officer or agent of Secured Party, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, with power, in its own name or in the name of Debtor to take any of the following action upon the occurrence of an Event of Default: (a) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of Secured Party; (b) to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (c) to pay or discharge any taxes, liens, security interest or other encumbrances at any time levied or placed on or threatened against the Collateral; (d) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (e) to receive, open and dispose of all mail addressed to Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; and (f) generally to do all acts and things which Secured Party deems necessary to protect, preserve and realize upon the Collateral and Secured Party’s security interest therein. Debtor hereby approves and ratifies all acts of said attorney or designee, who shall not be liable for any acts of commission or omission, nor for any error or judgment or mistake of fact or law except for its own gross negligence or willful misconduct. This power of attorney shall be irrevocable for the term of this Security Agreement and thereafter as long as any of the Obligations shall be outstanding.

14.	Notices.

Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, notices shall be given hereunder by ordinary first class mail, by certified mail or by recognized overnight delivery services to Debtor at its address specified in Schedule I to this Security Agreement as the location where records are kept and to Secured Party at One Court Square, Long Island City, New York 11120, Attn: Legal Department. Notices shall be effective (a) if given by first class mail on the fifth day after deposit in the mails with postage prepaid, addressed as aforesaid; (b) if given by certified mail, on the third day after deposit in the mails with postage prepaid, addressed as aforesaid; (c) if given by recognized overnight delivery service, on the business day following deposit with such service, addressed as aforesaid; provided that all notices to Secured Party shall be effective on receipt.

15.	Other Security.

To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, then Secured Party shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Secured Party’s rights and remedies hereunder.

16.	Further Security.

To further secure the Obligations, Debtor hereby grants, pledges and assigns to Secured Party a continuing lien on, security interest in and rights of set-off in all money, securities and other property of Debtor, and the proceeds thereof, now or hereafter actually or constructively held or received by or for Secured Party or any affiliate of Secured Party. Debtor hereby authorizes Secured Party to deliver a copy of this Security Agreement to others as written notification of Debtor’s transfer of a security interest in the foregoing property. Secured Party is hereby authorized at any time and from time to time, without notice, to apply all or part of such moneys, securities, property, proceeds, deposits or credits to any of the Obligations in such amounts as Secured Party may elect in its sole and absolute discretion, although the Obligations may then be contingent or unmatured and whether or not the collateral security may be deemed adequate.

17.	Miscellaneous.

(a) Beyond the safe custody thereof, Secured Party shall have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(b) No course of dealing between Debtor and Secured Party, or Secured Party’s failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) All of Secured Party’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

(d) This Security Agreement may be amended or modified only by a writing signed by all of the parties hereto and any provision hereof may be waived only by a writing signed by the Secured Party.

(e) The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

(f) The benefits of this Security Agreement shall inure to the benefit of the successors and assigns of Secured Party. The rights and obligations of Debtor under this Security Agreement shall not be assigned or delegated without the prior consent of Secured Party.

(g) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES, including without limitation, the UCC. All terms defined in the UCC and used herein shall have the meaning specified in the UCC, unless otherwise defined herein.

(h) Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations. Debtor hereby waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that the service thereof may be made by certified mail directed to Debtor at the address provided herein for receipt of notices. Debtor so served shall appear or answer to such summons, complaint or other process within thirty days after the mailing thereof. Should Debtor so served fail to appear or answer within said thirty-day period, Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount or such other relief as may be demanded in any summons, complaint or other process so served. In the alternative, in its discretion Secured Party may effect service upon Debtor in any other form or manner permitted by law.

(i) IN THE EVENT OF ANY LITIGATION RELATING TO THIS SECURITY AGREEMENT OR THE OBLIGATIONS, DEBTOR WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY.

IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the day and year first written above.

Witness:	/s/ Martin Efron	MEDALLION FUNDING CORP.

		By:	/s/ Alvin Murstein
		Name:	Alvin Murstein
		Title:	Chief Executive Officer

Address:

437 Madison Avenue

New York, New York 10022